Exhibit (a)(5)(T)

Notification of Major Holdings

This form is for information purpose only. From 1 July 2020 on submission of a notification to BaFin and to the company must be made electronically. The notification to BaFin has to be submitted by using BaFin’s MVP-Portal.

☒ Notification of Major Holdings or ☐ Correction of a notification of Major Holdings dated

1. Details of issuer
Name: MorphoSys AG	Legal Entity Identifier (LEI): 529900493806K77LRE72
Street, Street number: Semmelweisstrasse 7	Postal code: 82152	City: Planegg

2. Reason for notification (multiple reasons possible) ☒ Acquisition/disposal of shares with voting rights ☐ Acquisition/disposal of instruments ☐ Change of breakdown of voting rights ☐ Other reason:

3. Details of person subject to the notification obligation
Natural person (first name, surname): Date of birth:	Legal entity: Novartis AG City of registered office, country: Lichtstrasse 35, 4056 Basel, Switzerland

4. Name(s) of shareholder(s) holding directly 3% or more voting rights, if different from 3. Novartis BidCo AG

5. Date on which threshold was crossed or reached: 23.05.2024

6. Total positions
	% of voting rights attached to shares (total of 7.a.)	% of voting rights through instruments (total of 7.b.1. + 7.b.2.)	Total of both in % (7.a. + 7.b.)	Total number of voting rights pursuant to Sec. 41 WpHG
New	79.46%	0.00%	0.00%	37,716,423
Previous notification	11.56%	0.00%	0.00%

7. Details on total positions
a. Voting rights attached to shares (Sec. 33, 34 WpHG)
ISIN	Absolute		In %
	Direct (Sec. 33 WpHG)	Indirect (Sec. 34 WpHG)	Direct (Sec. 33 WpHG)	Indirect (Sec. 34 WpHG)
DE0006632003	0	29,970,913	0.00%	79.46%
			%	%
Total	29,970,913		79.46%

b.1. Instruments according to Sec. 38 (1) no. 1 WpHG (please use annex in case of more than 3 instruments)
Type of instrument	Expiration or maturity date	Exercise or conversion period	Voting rights absolute	Voting rights in %
			0	0.00%
				%
				%
		Total	0	0.00%

b.2. Instruments according to Sec. 38 (1) no. 2 WpHG (please use annex in case of more than 3 instruments)
Type of instrument	Expiration or maturity date	Exercise or conversion period	Cash or physical settlement	Voting rights absolute	Voting rights in %
				0	0.00%
					%
					%
			Total	0	0.00%

8. Information in relation to the person subject to the notification obligation (please tick the applicable box):

☐ Person subject to the notification (3.) obligation is not controlled nor does it control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuer (1.).

☒ Full chain of controlled undertakings starting with the ultimate controlling natural person or legal entity (in case of more than four undertakings please always provide only to BaFin also an organizational chart):

Name	% of voting rights (if at least 3% or more)	% of voting rights through instruments (if at least 5% or more)	Total of both (if at least 5% or more)
Novartis AG	%	%	%
Novartis Pharma AG	%	%	%
Novartis BidCo AG	79.46%	%	79.46%

9. In case of proxy voting according to Sec. 34 (3) WpHG

(only in case of attribution of voting rights in accordance with Sec. 34 (1) sent. 1 no. 6 WpHG)

Date of general meeting:

Total positions (6.) after general meeting:

% of voting rights attached to shares	% of voting rights through instruments	Total of both
%	%	%

10. Other useful information

Annex (only for BaFin) –

1. Identity of the person subject to the notification obligation:

Street:                   Lichtstrasse

Street number:    35

Postal code:        4056

City:                      Basel

Country:               Switzerland

                                In case of legal entities:       ☒   registered office         ☐  business address

Contact person:   David Quartner

Phone number:     +41 79 193 62 72

Fax number:

E-mail:                    david.quartner@novartis.com

2. Identity of notifier (if different from 1.)

Name:                    Dr. Rebecca Hettich

Company:             Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB

Street:                    Bockenheimer Anlage

Street number:     44

Postal code:         60322

City:                       Frankfurt am Main

Country:               Germany

Phone number:    +49 172 6643 834

Fax number:

E-mail:                   rebecca.hettich@freshfields.com

3. Other useful information: